FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (the “Agreement”) is made and entered into this _____ day of October, 2008 (“Effective Date”) by and between JEFFREY A. FISCHER AND HILARY K. FISCHER AND GARVIN DRIVE LIMITED PARTNERSHIP, an Arkansas limited partnership (“Landlord”) and, UKARMA CORPORATION, a Nevada corporation (“Tenant”).

WITNESSETH

WHEREAS, the Landlord and Tenant are parties to a lease dated April 25, 2008 (the “Lease”) pursuant to which Landlord leases to Tenant premises (“Premises”) containing approximately six thousand three hundred sixty (6,360) square feet of floor area on the first floor and second floor of the Building located at 13920 Ventura Boulevard, in the City of Los Angeles, County of Los Angeles, State of California (“Project”); and

WHEREAS, the parties are now desirous of amending, modifying and/or supplementing the Lease as more particularly set forth herein;

NOW, THEREFORE, for and in consideration of the covenants and agreements herein contained, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree to the terms and provisions set forth below as of the Effective Date unless otherwise expressly provided for herein:

1.           LEASE TERM.    The parties acknowledge that the Rent Commencement Date occurred on August 23, 2008 and the first installment of Minimum Annual Rent was not due and payable until September 22, 2008.

2.           RENT.   Landlord agrees that Minimum Annual Rent for the months of November 2008 and December 2008 (“Deferred Rent”), in the combined total amount of $44,000.00, shall be payable as follows:  (i) each installment shall accrue interest from its original due date at the Interest Rate; (ii) each installment, together with interest thereon, shall be payable on the earlier to occur of (X) the date Landlord is obligated to pay the Tenant Construction Allowance (in which event payment shall be effected by Landlord offsetting such Minimum Annual Rent plus interest against the Tenant Construction Allowance, or (Y) May 1, 2009.  The Deferred Rent and any interest accrued thereon shall immediately become due and payable if Tenant shall become in default under the Lease beyond all applicable cure periods or if any mechanics lien is filed against the Premises or the Project arising out of or in connection with Tenant’s Work and is not released or bonded over within thirty (30) days after Tenant’s receipt of writeen notice of such mechanics lien.  All Additional Rent and all Minimum Annual Rent other than the Deferred Rent shall continue to be paid in accordance with the provisions of the Lease.

3.           LIEN RELEASES.  Tenant shall provide to Landlord on or before November 1, 2008, a schedule of all contractors, suppliers and materialmen who have furnished services, labor and materials to Tenant for the Premises up through the Effective Date, and lien releases from all such contractors, suppliers and materialmen for the full amount of such services, labor and materials so furnished.  If Tenant fails to do so and if such failure continues for more than fifteen (15) days after Tenant’s receipt of written notice of such failure, then Paragraph 2 shall be null and void and Tenant shall pay Minimum Annual Rent in accordance with the provisions of the Lease.

4.           EFFECT OF AMENDMENT. Capitalized, undefined terms used herein shall have the meaning subscribed to such terms in the Lease. This Agreement shall be binding on, and shall inure to the benefit of the parties hereto and their heirs, legal representatives, successors and permitted assignees. This Agreement may not be changed, amended, modified, or waived except by an instrument in writing signed by the party against whom enforcement of such change, amendment, modification, or waiver is sought.  This Agreement constitutes the entire agreement and understanding between the parties hereto respecting the subject matter hereof and there are no other agreements, undertakings, representations or warranties among the parties hereto with respect to the subject matter hereof except as set forth herein.  Landlord and Tenant mutually represent and warrant that each has the authority and power to enter into this Agreement.  Except as modified herein, all of the other terms, covenants and conditions of the Lease shall remain in full force and effect as set forth in the Lease.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

LANDLORD:

JEFFREY A. FISCHER

HILARY K. FISCHER

GARVIN DRIVE LIMITED PARTNERSHIP

BY:
NAME:
ITS: General Partner

TENANT:

UKARMA CORPORATION, a Nevada corporation

BY:
NAME:
ITS:

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